Exhibit 21.1

Subsidiaries of Cooper-Standard Holdings Inc. (1)

Subsidiary Name	Jurisdiction of Organization
Bird Mould and Tool Company Limited	United Kingdom
Cooper Saiyang Wuhu Automotive Co., Ltd. (89%)	China
Cooper Standard Automotive Japan K.K.	Japan
Coopermex, S.A. de C.V.	Mexico
Cooper-Standard Automotive (Australia) Pty. Ltd.	Australia
Cooper-Standard Automotive (Deutschland) GmbH	Germany
Cooper-Standard Automotive (Kunshan) Co., Ltd.	China
Cooper-Standard Automotive (Suzhou) Co., Ltd.	China
Cooper-Standard Automotive (UK) Pension Trust Limited	United Kingdom
Cooper-Standard Automotive Brasil Fluid Systems Ltda.	Brazil
Cooper-Standard Automotive Brasil Sealing Ltda.	Brazil
Cooper-Standard Automotive Canada Limited	Canada
Cooper-Standard Automotive Ceska Republika s.r.o.	Czech Republic
Cooper-Standard Automotive de Mexico Fluid Services, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive de Mexico S.A. de C.V.	Mexico
Cooper-Standard Automotive España, S.L.	Spain
Cooper-Standard Automotive FHS (Australia) Pty. Ltd.	Australia
Cooper-Standard Automotive FHS Ceska republika s.r.o.	Czech Republic
Cooper-Standard Automotive FHS GmbH & Co. KG	Germany
Cooper-Standard Automotive FHS Inc.	Delaware
Cooper-Standard Automotive FHS Management GmbH	Germany
Cooper-Standard Automotive FHS, S.A. de C.V.	Mexico
Cooper-Standard Automotive Fluid Systems de Mexico, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive Fluid Systems Mexico Holding LLC	Delaware
Cooper-Standard Automotive France S.A.S.	France
Cooper-Standard Automotive Hockenheim GmbH & Co. KG	Germany
Cooper-Standard Automotive Inc.	Ohio
Cooper-Standard Automotive India Private Limited	India
Cooper-Standard Automotive International Holdings B.V.	The Netherlands
Cooper-Standard Automotive Italy SrL	Italy
Cooper-Standard Automotive Korea Inc.	Korea
Cooper-Standard Automotive NC LLC	North Carolina
Cooper-Standard Automotive OH, LLC	Ohio
Cooper-Standard Automotive Polska Sp. z o.o.	Poland
Cooper-Standard Automotive Sealing de Mexico, S.A. de C.V. (80%)	Mexico
Cooper-Standard Automotive Services, S.A. de C.V.	Mexico
Cooper-Standard Automotive UK Fluid Systems Limited	United Kingdom
Cooper-Standard Automotive UK Sealing Limited	United Kingdom
Cooper-Standard Chongqing Automotive Co., Ltd.	China
Cooper-Standard Holdings Inc.	Delaware
Cooper-Standard Jingda (Jingzhou) Automotive Co., Ltd. (60%)	China

Subsidiary Name	Jurisdiction of Organization
Cooper-Standard Jingda Changchun Automotive Co., Ltd. (80%)	China
Cooper-Standard Services Korea, Inc.	Korea
CS Automotive LLC	Delaware
CSA (Barbados) Investment Co. Ltd.	Barbados
CSA Beteiligungen (Deutschland) GmbH	Germany
CSA Germany GmbH & Co. KG	Germany
CSA Germany Verwaltungs GmbH	Germany
CSA Holding (Deutschland) GmbH	Germany
CSA Holding do Brasil Ltda.	Brazil
CSA International Holdings C.V.	The Netherlands
CSA International Holdings Cooperative U.A.	The Netherlands
CSA Services Inc.	Ohio
CSN Mexico Holdings Inc.	Delaware
Diorama Grundstücksverwatungsgesellschaft mbH & Co. Vermietungs KG	Germany
Guyoung Technology Co. Ltd. (20%)	Korea
Huntingdon Rubber Company Limited	United Kingdom
Itatiaia Standard Industria e Comercio Ltda.	Brazil
Itatiaia Standard Industrial Ltda.	Brazil
Manufacturera El Jarudo, S. de R.L. de C.V.	Mexico
MAPS Europe GmbH	Germany
Metzeler Automotive Profile Baranovichi GmbH	Belarus
Metzeler Automotive Profile Systems Benelux NV	Belgium
Metzeler Automotive Profile Systems Dzierzoniow sp zoo	Poland
Metzeler Automotive Profile Systems GmbH	Germany
Metzeler Automotive Profile Systems Italy SpA	Italy
Metzeler Automotive Profile Systems Piotrkow sp zoo	Poland
Metzeler Automotive Profile Systems Polska sp zoo	Poland
Metzeler Automotive Profiles India Private Limited (74%)	India
Metzeler Kautschuk Unterstuetzungskasse GmbH	Germany
Metzeler Technical Rubber Systems GmbH	Germany
NISCO Holding Company	Delaware
Nishikawa Standard Company (50%)	Delaware
North America Rubber, Incorporated	Texas
Shanghai SAIC-Metzeler Sealing Systems Co. Ltd. (47.5%)	China
Silent Channel Products Limited	United Kingdom
SPB Comercio e Participacoes Ltda.	Brazil
Standard Products (UK) Limited	United Kingdom
Standard Products Mould & Tool Co. Limited	United Kingdom
StanTech, Inc.	Delaware
Sterling Investments Company	Delaware
Technistan SNC	France
The Standard Products Company (Europe) Limited	United Kingdom
Westborn Service Center, Inc.	Michigan

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(1)	Subsidiaries as of December 31, 2007; wholly-owned except as otherwise indicated